Volumetric Fund, Inc.
                            87 Violet Drive
                          Pearl River, NY 10965




Dear Shareholder:                                         April 30, 2008

	It is my pleasure to invite you to the 2008 Annual Meeting of shareholders at 8:00 p.m. on Thursday evening, June 12, 2008, at the Holiday Inn, in Orangeburg, New York.

	At the meeting, we will report on Volumetric Fund's year-to-date and 2007 performance. In addition, as described in the accompanying Notice and Proxy Statement, you will be asked to elect nine directors and ratify the appointment of BKD, LLP as the independent registered public accounting firm of the Fund for 2008. The Fund's 2008 1st
Quarter Report is also enclosed with this letter. Previously, we mailed you Volumetric Fund's 2007 Annual Report.

       A proxy is enclosed with the notice of meeting and the proxy statement. The vote of every shareholder is important. Therefore, regardless of whether or not you plan to attend the meeting, we would appreciate it, if you would sign and date the proxy and return it to us promptly in the enclosed prepaid envelope. Since desserts and refreshments will be served at the meeting, please indicate on the proxy if you plan to attend.

	I look forward to seeing you at the meeting.


                 Sincerely,

                /s/ Gabriel J. Gibs

		Gabriel J. Gibs
		Chairman and Chief Executive Officer













                             VOLUMETRIC FUND, INC.

                  Notice of Annual Meeting of Shareholders
                               June 12, 2008


	The Annual Meeting of shareholders of Volumetric Fund, Inc., a New York Corporation, will be held at the Holiday Inn, 329 Route 303,
Orangeburg, New York, Thursday, June 12, 2008, at 8:00 p.m., Eastern Standard Time, for the purpose of:

   1. To elect nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected to qualify;
   2. To consider and act upon the selection of the firm of BKD, LLP, as the independent registered accounting firm of the Fund;
   3. To transact such other business as may properly come before the meeting.

	Shareholders of record at the close of business on Friday, April 25, 2008, will be entitled to receive this notice and to vote at the meeting.

By Order of the Board of Directors


                                           /s/ Irene J. Zawitkowski
Pearl River, New York			   Irene J. Zawitkowski
April 30, 2008			           President and Secretary



SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY THAT IS
SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED PREPAID ENVELOPE IN RETURNING YOUR PROXY.


DIRECTIONS
	Take Palisades Interstate Parkway to exit 5N. Exit and proceed about 0.8 mile northbound on Route 303. Just after the third light on Route 303, turn right to Kings Highway. The entrance to Holiday Inn is at the immediate right.

	Please call the Fund or the Holiday Inn at (845) 359-7000, if additional directions are needed.





                      VOLUMETRIC FUND, INC.
          87 Violet Drive, Pearl River, New York 10965

                       PROXY STATEMENT

    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2008

	The accompanying proxy is solicited by the Board of Directors of Volumetric Fund, Inc. (the 'Fund') for use at the Annual Meeting of Shareholders to be held on June 12, 2008, and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournments thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a shareholder who has signed the proxy does not alone revoke the proxy; the proxy may be revoked by a later dated proxy or notice to the Secretary at the meeting.

	At the Annual Meeting shareholders will be asked to:

    1. To elect nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected to qualify;

    2. To consider and act upon the selection of BKD, L.L.P., as the independent registered accounting firm of the Fund;

    3. To transact such other business as may properly come before the meeting.

	Shareholders of record at the close of business day on Friday, April 25, 2008, will be entitled to vote at the meeting. Each share of stock is entitled to one vote.

	At the close of business day on April 25, 2008, the Fund had 1,381,670 shares of common stock outstanding.

                        1. ELECTION OF DIRECTORS

	 The Board of Directors recommends that nine nominees for director to be elected at the annual meeting, each to hold office until next year's annual meeting and until the election and qualification of a successor. The election of directors requires the affirmative vote of the holders of a plurality of the Common Stock voting at the meeting.
It is intended that proxies in the accompanying form which do not withhold authority to vote for any or all of the nominees will be voted for the election of directors named on the subsequent page, all of whom are currently directors. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who are not candidates. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

	Directors, who are not salaried employees of Volumetric Advisers, Inc. (the 'Adviser'), 87 Violet Drive, Pearl River, NY 10965, receive a fee for each Board or committee meeting they attend. Directors' fees had no effect on the Fund's expenses and expense ratio since all of their fees were paid by the Adviser. The full Board of Directors met twice and the independent directors met three times during 2007. In addition, the Audit Committee met twice and the Governance & Nominating committee met once in the same period.

	Nominated directors as a group beneficially owned 158,673 shares or 11.48% of the outstanding shares of the Fund on April 25, 2008. This includes shares beneficially owned by spouses or joint accounts with spouses; also directors' custodian or trust accounts for their minors. In addition to the directors, the Adviser, whose principal shareholder is Mr. Gibs, is the owner of 1.32% of the outstanding shares. Dollar range shareholdings of directors in Volumetric Fund, as of April 25, 2008, are shown in the following table. The following categories are used for the dollar ranges: over $100,000 is A; $50,001-$100,000 is B; $25,001-$50,000 is C; $10,001-$25,000 is D; $1-$10,000 is E.

	The information for the nominated directors, concerning their age and occupation for the past 5 years, has been furnished to the Fund by the nominees. Nominees, who are 'interested persons' of the Fund, as defined by the Investment Company Act of 1940, are indicated by an asterisk.



 Director                          Occupation                                  Director  Holdings,
                                                                         Age   Since(1)   $ Range

William P. Behrens*(2)    Vice Chairman, Northeast Securities since       69     1987       D
Northeast Securities      2001, He is also Chairman of Xethanol Corp.,
100 Wall Street           a producer of ethanol from corn and other
New York NY 10005         feedstock since 2006. He is also an official
                          of the American Stock Exchange.


Gabriel J. Gibs*          Founder, Chairman and Chief Executive of the    71     1978       A
87 Violet Drive           Fund since inception in 1978. He is Portfolio
Pearl River, NY 10965	  Co-Manager of the Fund. Prior to 2003, he was
                          also its President. Mr. Gibs is President
                          of Volumetric Advisers, Inc., the Fund's
                          investment adviser.

Josef Heaupl (4)          Engineering Consultant to chemical industry,    63     2004       A
9 Grove Place             since 2002. Previously, Director of Technology
Mountain Lakes, NJ 07046  of Lurgi PSI, an engineering and construction services company for the chemical industry.

Raymond T. Mundy (4)      Private practice of law since 1982. Areas of   65      2006       B
332 Route 306             experience: corporate finance, computer
Monsey, NY 10952          technology and small business development,
                          private placement of securities. Mr. Mundy is
                          also an Adjunct Professor of Philosophy and
                          Business Ethics at Rockland Community College,
                          Suffern, NY.

Stephen J. Samitt (5)     Principal, Briggs Bunting &  Dougherty, LLP,    67     1996       A
P.O. Box 70               certified publiic accountants, since 1997.
Montville, NJ 07045       Previously, Partner, Tait, Weller & Baker, a
                          full service accounting firm. He was elected by
                          the Board aS the Funds's financial expert.

Allan A. Samuels (3)      President and CEO of Rockland Business          70                C
Rockland Business Assoc.  Association (RBA) since 2001. RBA is a non-
One Blue Hill Plaza       profit organization of about 900 businesses in
P.O. Box 1567             Rockland County, NY for the advancement of its
Pearl River, NY 10965     members via public relations, seminars,
                          networking and legistlation. He is also Board
                          memeber of several non-profit and business
                          organization.


David L.Seidenberg(4)     President, SQ Ventures, LLC, since 2002.        61     1983       A
SQ Ventures, LLC          Previously Vice President since of Davos
70 Kinderkamack Road,     Chemical Company since 1972.
Emerson, NJ 07630

Raymond W. Sheridan (2)   President Raymond Sheridan Financial Inc.,      57     1995       A
R. Sheridan Financial     Insurance and finanical services. Previously
19E. Washington Ave.	  Mr. Sheridan was also Vice President and
Pearl River, NY 10965     Treasurer of the Fund between 1997 and 2005.

Irene J. Zawitkowski*     President, Cheif Operating Officer and Port-    55      1978       A
87 Violet Drive           folio Co-Manager of the Fund since 2003. She
Pearl River, NY 10965	  has been Secretary and also an officer in
                          various capacities including Executive Vice
                          President, since inception in 1978. Ms.
                          Zawitkowski is also Executive Vice President
                          of Volumetric Advisers, Inc.






(1) Prior to 1986 the Fund was a limited partnership. It was supervised, controlled and managed by its general partners.
(2) Member of the Governance & Nominating Committee.
(3) Chairman of the Governance & Nominating Committee.
(4) Member of the Audit Committee.
(5) Chairman of the Audit Committee.






       2. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	Volumetric Fund's Board of Directors has selected BKD, LLP, 1360 Post Oak Blvd., Houston, Texas, 77056, as its independent registered accounting firm, effective for the fiscal year commencing January 1, 2008. Representatives of BKD, LLP will not be in attendance at the annual meeting, but will be available, as necessary, to answer questions from shareholders present at the meeting.


                          3. OTHER MATTERS

	The Financial Statements of the Fund are not set forth in the proxy statement, since they were included in the Annual Report of the Fund for fiscal year ended December 31, 2007, which has been mailed to all shareholders. The cost of preparing, assembling and mailing this proxy statement will be born by the Adviser.

	The Board of Directors at their December 6, 2007, meeting approved the renewal of the Investment Advisory Contract between Volumetric
Fund, Inc. and Volumetric Advisers, Inc. The Board discussed various factors that formed the basis for their renewal of the contract: 1) Volumetric Advisers, Inc. uses a proven, proprietary technique for managing the Fund's portfolio; 2) the Fund's performance indicates that it has outperformed significantly the Standard & Poor 500 Index and other appropriate indexes in the past 6 years; 3) the Fund's expense ratio is in line with other no-load mutual fund's of similar size. Furthermore, as the Fund's assets grow, the expense ratio decreases on a sliding scale, as indicated in the Prospectus.

	The Board of Directors knows of no other matter to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment in such matters.






  THE FOLLOWING CHARTED INFORMATION WAS PRESENTED AS A BAR GRAPH IN THE ANNUAL REPORT SHOWING THE COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN VOLUMETRIC FUND AND THE NEW YORK STOCK EXCHANGE COMPOSITE INDEX.

   Comparison of Change in the Value of a $10,000 Investment in
       Volumetric Fund versus the Standard & Poor's Index*
          (From January 1, 1979 to December 31, 2007)



YEAR         VOLUMETRIC       S&P 500

1979          $11,630          $11,231
1980          $15,991          $14,125
1981          $18,712          $12,751
1982          $21,876          $14,633
1983          $26,321          $17,161
1984          $27,696          $17,401
1985          $36,524          $21,983
1986          $39,225          $25,197
1987          $38,637          $25,708
1988          $46,349          $28,896
1989          $53,743          $36,770
1990          $50,963          $34,359
1991          $68,902          $43,397
1992          $76,331          $45,335
1993          $77,839          $48,533
1994          $76,104          $47,786
1995          $89,336          $64,086
1996         $103,189          $77,072
1997         $121,987         $100,971
1998         $134,918         $127,898
1999         $141,866         $152,872
2000         $139,355         $137,372
2001         $133,167         $119,455,
2002         $116,682         $ 91,543
2003         $152,246         $115,692
2004         $172,799         $126,097
2005         $176,228         $129,881
2006         $187,400         $147,570
2007         $193,237         $152,735


Average Annual Total Returns Of Fund(as of 12/31/07)*

                     1 Year    5 Years     10 Years  Since Inception 1/1/79
 Volumetric Fund     + 3.11%     +10.50%      +4.71%       +10.75%
 S&P 500 comp Index  + 3.53%     +10.70%      +4.23%       +9.86%


*All distributions and dividends were reinvested. Past performance is not predictive of future performance. The performance shown above does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Funds shares.The chart represents values for each year, as of December 31. The S&P 500 Indes is an unmanaged indices of common stocks.